SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (“Agreement”) is made by and among Christine Gorjanc (“Employee”), Arlo Technologies, Inc. and its subsidiaries (together, the “Company”) and NETGEAR, Inc. and its subsidiaries (together, “NETGEAR”) (collectively, referred to as the “Parties” or individually referred to as a “Party”).
RECITALS
WHEREAS, on December 31, 2018, NETGEAR, Inc. completed a spin-off of Arlo Technologies, Inc. (“Arlo”) by means of a special stock dividend (the “Distribution”) of shares of common stock of Arlo (“Arlo Common Stock”) that had been owned by NETGEAR, Inc. to NETGEAR, Inc. stockholders of record as of the close of business on December 17, 2018 (the “Record Date”);
WHEREAS, in connection with the Distribution, each holder of NETGEAR, Inc. common stock (“NETGEAR Common Stock”) received a specified number of shares of Arlo Common Stock for each outstanding share of NETGEAR Common Stock the holder owned on the Record Date;
WHEREAS, Employee was a NETGEAR stockholder and thus received certain shares of Arlo Common Stock in connection with the Distribution, and Employee’s NETGEAR options and NETGEAR restricted stock units were converted into adjusted NETGEAR and Arlo options and restricted stock units, as described in the December 18, 2018 information statement mailed to NETGEAR, Inc. stockholders, which included details on the Distribution and the treatment of outstanding equity awards;
WHEREAS, the Distribution is a matter of public record, and information regarding the Distribution is available on the NETGEAR website;
WHEREAS, Employee was employed by Arlo as its Chief Financial Officer pursuant to the terms of a Confirmatory Employment Letter dated August 1, 2018 (the “Employment Letter”) and Change in Control and Severance Agreement dated August 2, 2018 (the “Severance Agreement”), the conditions of which have not been triggered and under which, as to both the Employment Letter and Severance Agreement, the Company owes no further duties or obligations to Employee, and which are wholly superseded and voided by this Agreement;
WHEREAS, Employee specifically acknowledges that Employee’s resignation from the role of Chief Financial Officer does not qualify as a resignation for “good reason” as set forth in the Employment Letter and/or Severance Agreement;
WHEREAS, Arlo and Employee have, including in connection with the Distribution, entered into Stock Option Agreements pursuant to which Arlo granted Employee options to purchase shares of Arlo Common Stock (“Company Options”) and Restricted Stock Unit Agreements pursuant to which Arlo granted Employee Restricted Stock Units (“Company RSUs”) (collectively, the “Company Award Agreements”), in all cases subject to the terms and
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conditions of the Arlo Technologies, Inc. 2018 Equity Incentive Plan (the “Company Equity Incentive Plan”);
        WHEREAS, NETGEAR and Employee have entered into Stock Option Agreements pursuant to which NETGEAR granted Employee options to purchase shares of NETGEAR Common Stock (“NETGEAR Options”) and Restricted Stock Unit Agreements pursuant to which NETGEAR granted Employee Restricted Stock Units (“NETGEAR RSUs”) (collectively, as adjusted to reflect the Distribution, the “NETGEAR Award Agreements”), in all cases subject to the terms and conditions of the NETGEAR, Inc. 2016 Equity Incentive Plan (the “NETGEAR Equity Incentive Plan”);
WHEREAS, Employee hereby voluntarily resigns from Employee’s position as Chief Financial Officer of Arlo and all other executive and other roles with the Company to be effective June 15, 2020;
WHEREAS, from the execution date of this Agreement through June 15, 2020, Employee will provide certain transition services to the Company as set forth herein, in addition to Employee’s customary duties as Chief Financial Officer and in Employee’s other executive roles, until the Separation Date (the “Transition Period”); and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Employee may have against the Company and/or NETGEAR and any of the Releasees, as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company and/or NETGEAR;
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company, NETGEAR and Employee hereby agree as follows:
COVENANTS
1.Consideration.
(a)Resignation. Upon acceptance of this Agreement by the Parties, Employee hereby voluntarily resigns from the position of Chief Financial Officer of Arlo and all other executive positions and other employment with the Company, effective June 15, 2020 (the “Separation Date”). The Company hereby accepts such resignations, effective as of the Separation Date. In connection with said resignations from the role of Chief Financial Officer, any other executive position with the Company, any board position with the Company as well as from employment with the Company generally, Employee also agrees to execute any necessary forms or other documents required to (i) effect such resignations as a matter of state or federal law and (ii) remove Employee as an authorized individual or signatory (including from any bank accounts).
(b)Transition Period. The Parties agree that Employee shall remain employed by the Company on a full-time basis during the Transition Period. Subject to

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Employee remaining materially compliant with the terms of this Agreement, the Company’s At-Will Employment, Confidential Information and Invention Assignment Agreement that Employee entered into with the Company (the “Confidentiality Agreement”), and all other employment policies of the Company, including during the Transition Period, the Company will continue to pay Employee at Employee’s current salary of Forty-Six Thousand, Four Hundred Sixteen Dollars and Sixty Seven Cents ($46,416.67) per month, less applicable withholding. Except as set forth herein, Employee shall not be entitled to any other compensation during the Transition Period, including bonus compensation during the entire Transition Period. Except as set forth herein, Employee will remain eligible for such standard Company-sponsored benefits as made generally available to employees of the Company during the Transition Period. Employee agrees during the Transition Period to provide assistance with respect to the Company’s transition to a new Chief Financial Officer as reasonably requested by the Company on a full-time basis.
(c)Accrued Vacation Payout. On the Separation Date, Employee shall receive payment for all unused vacation that Employee has accrued through the Separation Date, which based on the current accruals as of the date of this Agreement the Parties agree is reflected in Exhibit B attached hereto.
(d)Supplemental Release. Upon completion of the Transition Period, Employee agrees to execute, without revocation, the Supplemental Release attached hereto as Exhibit A (the “Supplemental Release”). Employee agrees that Employee will not sign the Supplemental Release until on or after the Separation Date, and acknowledges and agrees that any consideration, payments or benefits provided for under this Agreement and the Supplemental Release are expressly conditioned upon Employee signing and not revoking both this Agreement and the Supplemental Release.
(e)FinCEN Form 114. The Company will file on Employee’s behalf FinCEN Form 114 (Report of Foreign Bank and Financial Accounts) for both 2019 and 2020 and provide a copy of such reports to Employee.
(f)Company Computer. Following termination of employment Employee may retain her company provided computer at no cost, subject to applicable taxes, provided that employee removes all Company Confidential Information from such devices.
(g)Company and NETGEAR Equity. Subject to Employee’s execution, without revocation, of the Supplemental Release, Employee shall vest in the Company Options, Company RSUs, NETGEAR Options and NETGEAR RSUs as set forth in the Supplemental Release. The Parties agree that Employee shall cease vesting in any outstanding equity awards upon Employee’s termination of employment in accordance with the Company Equity Incentive Plan, the NETGEAR Equity Incentive Plan and the applicable Company Award Agreements and NETGEAR Award Agreements, and any equity awards that are unvested upon Employee’s termination of employment shall be forfeited, except as specifically set forth in the Supplemental Release. All NETGEAR and Company Options and Company and NETGEAR RSUs shall continue to be governed by the terms and conditions, as applicable, of the Company Equity

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Incentive Plan, the NETGEAR Equity Incentive Plan and the applicable Company Award Agreements and NETGEAR Award Agreements.
2.Obligations. Both prior to Separation Date and during the Transition Period, Employee will perform Employee’s duties faithfully and to the best of Employee’s ability and will devote Employee’s full business efforts and time to the Company, on a full-time basis, as set forth herein. For the duration of Employee’s employment with the Company, Employee agrees not to engage in any competitive activities and further agrees not to engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of Arlo’s Board of Directors (the “Board”). Notwithstanding the foregoing, upon written notification to the Company and with the approval of the Board, Employee shall be permitted to serve on the boards of non-competitive companies, provided that these endeavors do not impede Employee’s job performance, and Employee shall be entitled to retain all compensation paid to Employee in connection with such endeavors.
3.Benefits. Employee’s health insurance benefits shall cease on the last day of June 2020, subject to Employee’s right to continue Employee’s health insurance under COBRA and/or Cal-COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options or other equity, vacation, and paid time off, ceases as of the Separation Date; provided, however, that the Separation Date shall not restrict Employee’s ability to receive any settlement of vested Company RSUs or NETGEAR RSUs and/or to exercise Company Options or NETGEAR Options to the extent vested as of the Separation Date.
4.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, which consideration includes Employee’s regular salary, reasonable and necessary business expenses and accrued vacation through June 15, 2020, as set forth herein, including in Section 1, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee and that the consideration and amount paid is in excess of all disputed wage claims, if any, that Employee may have. Employee further acknowledges and represents that Employee has received any leave to which Employee was entitled or which Employee requested, if any, under the California Family Rights Act and/or the Family and Medical Leave Act, and that Employee did not sustain any workplace injury, during Employee’s employment with the Company.
5.Release of Claims. Employee agrees that this shall be deemed a negotiated agreement and that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and NETGEAR, and each of their current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members,

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executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date (as defined below), including, without limitation:
(a)any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
(b)any and all claims relating to, or arising from, Employee’s right to purchase or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c)any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(d)any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990 (the “ADEA”); the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code; and the California Fair Employment and Housing Act;
(e)any and all claims for violation of the federal constitution or any state constitution;
(f)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(g)any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
(h)any and all claims for attorneys’ fees and costs.

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Notwithstanding the foregoing general releases, Employee acknowledges that Employee has not made any claims or allegations related to sexual harassment or sexual abuse, and none of the payments set forth as consideration in this Agreement are related to sexual harassment or sexual abuse.
Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. Although this is a general release, it does not apply to: (i) any unemployment insurance claim; (ii) any workers’ compensation insurance benefits to the extent any applicable state law prohibits the direct release of such benefits without judicial or agency approval, with the understanding that such benefits, if any, would only be payable in accordance with the terms of any workers’ compensation coverage or fund of the Company; (iii) continued participation in certain benefits under COBRA (and any state law counterpart), if applicable; (iv) any benefit entitlements vested as of Employee’s last day of employment, pursuant to written terms of any applicable employee benefit plan sponsored by the Company; (v) any claims that cannot be waived as a matter of law; (vi) any claims for indemnification under any agreement or arrangement with the Company; (vii) any claims for coverage under any D&O or other similar insurance policy; or (viii) claims that arise after Employee signs this Agreement. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.
6.Acknowledgment of Waiver of Claims Under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the ADEA, and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; and (d) this Agreement shall not be effective until after the revocation period has expired. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.
7.California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE

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RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Employee, being aware of said Code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.
8.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. Notwithstanding the foregoing, nothing herein prevents any actions or disclosures expressly allowed by the Permitted Disclosures and Actions provision set forth below.
9.Employment. Employee understands and agrees that, except as set forth herein, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment with the Company.
10.Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the court in any proceedings to enforce the terms of this Agreement, Employee’s undersigned counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, subject to such parties agreeing to maintain such information as confidential, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information. Nothing in this Agreement shall deny Employee the right to disclose information about unlawful acts in the workplace, including, but not limited to, sexual harassment. Nothing in this Agreement waives a Party’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or sexual harassment when the Party has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or as otherwise expressly allowed by the Permitted Disclosures and Actions provision set forth below.
11.Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee’s signature below constitutes Employee’s certification that, on or before the Separation Date, Employee will return all documents and other items provided to Employee by the Company, developed or obtained by

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Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company.
12.DTSA Notice. Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain confidential circumstances. Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions: (a) where the disclosure is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. See 18 U.S.C. § 1833(b)(1). Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. See 18 U.S.C. § 1833(b)(2). Nothing in this Agreement is intended in any way to limit such statutory rights.
13.Permitted Disclosures and Actions. This Agreement does not prohibit or restrict Employee or the Company or the other Releasees from: (i) disclosing information regarding unlawful acts in the workplace, including, but not limited to, sexual harassment; (ii) initiating communications directly with, cooperating with, providing relevant information to, or otherwise assisting in an investigation by (A) the Securities and Exchange Commission (“SEC”) or any other governmental, regulatory, or legislative body regarding a possible violation of any federal law relating to fraud or any SEC rule or regulation, or (B) the Equal Employment Opportunity Commission or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws, or as compelled or requested by lawful process; (iii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority, including an inquiry about the existence of this Agreement or its underlying facts or circumstances; or (iv) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation. Employee is, however, waiving any right to recover money in connection with any agency charge or agency or judicial decision, including class or collective action rulings, other than bounty money properly awarded by the SEC.
14.Mutual Non-Disparagement. Except to the extent allowed under the Permitted Disclosures and Actions provision, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees that its Officers and Directors shall refrain from any disparagement, defamation, libel, or slander of Employee as well as any tortious interference with the contracts and relationships of Employee. Employee shall direct any inquiries by potential future employers to the Company’s

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human resources department, which shall use its best efforts to provide only Employee’s last position and dates of employment.
15.Breach. Employee acknowledges and agrees that any material breach of this Agreement, or of any provision of the Confidentiality Agreement, shall entitle the Company to immediately recover and/or cease providing the consideration provided to Employee under this Agreement. Employee shall also be responsible to the Company for all costs, attorneys’ fees, and any and all damages incurred by the Company in (a) enforcing Employee’s obligations under this Agreement or the Confidentiality Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim or suit brought or pursued by Employee in violation of the terms of this Agreement.
16.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
17.Costs. Each of the Parties shall each bear its own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
18.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, CALIFORNIA, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR

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RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT ANY PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.
19.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or the Company’s failure to withhold, or Employee’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
20.Section 409A. The payments and benefits set forth in this Agreement and the Supplemental Release are intended to comply with the “short-term deferral” exception to the requirements of section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 409A”). If it is determined that Section 409A applies to any payment or benefit under this Agreement or the Supplemental Release, such payment or benefit shall be administered in accordance with Section 409A. With respect to payments under this Agreement and the Supplemental Release that are subject to Section 409A, (a) such amounts will only be paid in a manner and upon an event permitted by Section 409A (including the six (6) month delay for payments made to “specified employees” (as defined in accordance with Section 409A) upon termination of employment, if applicable), (b) any such amounts that are payable upon Employee’s termination of employment, if any, may only be made upon a “separation from service” under Section 409A, and (c) the right to a series of installment payments under this Agreement and the Supplemental Release shall be treated as a right to a series of separate payments and each payment shall be treated as a separate payment.  In no event may Employee, directly or indirectly, designate the calendar year of a payment and if a payment that is subject to execution of this Agreement or the Supplemental Release could be made in more than one taxable year, and such payment is subject to Section 409A, payment will be made in the later taxable year. Employee will be solely responsible for any tax imposed under Section 409A and in no event will the Company have any liability with respect to any tax, interest or other penalty imposed under Section 409A.
21.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party

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warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
22.No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
23.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
24.Attorneys’ Fees. In the event that any Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
25.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company, NETGEAR and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company and NETGEAR, with the exception of the Confidentiality Agreement and the Company Award Agreements and NETGEAR Award Agreements.
26.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.
27.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.
28.Effective Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signs this Agreement, so long as it has been signed by the Parties and has not been revoked by any Party before that date (the “Effective Date”).
29.Expiration of Agreement. This Agreement is executable until the twenty-second (22nd) day after receipt by Employee (the “Expiration Date”). This Agreement is null and void if the Company has not received a copy of this Agreement executed by Employee on or before the Expiration Date.
30.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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31.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without duress or undue influence by the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that: (a) Employee has read this Agreement; (b) Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel; (c) Employee understands the terms and consequences of this Agreement and of the releases it contains; and (d) Employee is fully aware of the legal and binding effect of this Agreement.
IN WITNESS WHEREOF, the Parties executed this Agreement on the dates set forth below.

CHRISTINE GORJANC

Dated:	April 23, 2020	By:	/s/ Christine Gorjanc
Christine Gorjanc, an individual

ARLO TECHNOLOGIES, INC.

Dated:	April 23, 2020	By:	/s/ Matthew McRae
Matthew McRae
Chief Executive Officer

NETGEAR, INC.

Dated:	April 27, 2020	By:	/s/ Andrew Kim
Andrew Kim
SVP Corporate Development & General Counsel

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EXHIBIT A – SUPPLEMENTAL RELEASE

In consideration for the mutual promises and consideration provided both herein and in the Separation Agreement and Release signed June 15, 2020 (the “Agreement”) among Christine Gorjanc (“Employee”), Arlo Technologies, Inc. and its subsidiaries (together, the “Company”), and NETGEAR, Inc. and its subsidiaries (together, “NETGEAR”) (collectively, the “Parties”), the Parties hereby extend by this Supplemental Release (this “Supplemental Release”) the release and waiver therein to any and all claims that may have arisen between the Effective Date of the Agreement (as defined in the Agreement) and Employee’s signature date, below.
1. Company Consideration. Provided that Employee has complied with the terms of the Agreement, including Employee’s obligation not to engage in activities or employment competitive with Company and/or NETGEAR activities during Employee’s employment, and has remained employed through June 15, 2020, and has executed and not revoked this Supplemental Release, then as consideration for this Supplemental Release, the Company agrees to the following:
(i) The Company shall pay Employee a lump sum of Fifteen Thousand Dollars ($15,000.00), less applicable withholding (the “Supplemental Payment”). The Supplemental Payment will be provided to Employee within ten (10) business days after Employee signs and returns this Supplemental Release, conditioned upon Employee not first revoking this Supplemental Release.
(ii) The following outstanding Company Options and Company RSUs (as defined in the Agreement) shall be vested as of the Effective Date:
•271,118 shares of Arlo Common Stock (as defined in the Agreement) under outstanding Company Options, which shall be exercisable in accordance with the terms of the applicable Company Award Agreements and the Company Equity Incentive Plan (as defined in the Agreement) (for clarity, the Company has agreed to accelerate the vesting of 8,749 shares under the terms of this Supplemental Release); and
•Company RSUs with respect to 43,216 shares of Arlo Common Stock under outstanding Company Award Agreements and the Company Equity Incentive Plan (for clarity, the Company has agreed to accelerate the vesting of 43,216 Company RSUs under the terms of this Supplemental Release), which shall be settled within thirty (30) days following the Separation Date.
2. NETGEAR Consideration. Provided that Employee has complied with the terms of the Agreement, including Employee’s obligation not to engage in activities or employment competitive with Company and/or NETGEAR activities during Employee’s employment, and

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has remained employed through June 15, 2020, and has executed and not revoked this Supplemental Release, then as consideration for this Supplemental Release, NETGEAR agrees that the following outstanding NETGEAR Options and NETGEAR RSUs (as defined in the Agreement) shall be vested as of the Effective Date:
•134,674 shares of NETGEAR Common Stock (as defined in the Agreement) under outstanding NETGEAR Options, which shall be exercisable in accordance with the terms of the applicable NETGEAR Award Agreements and the NETGEAR Equity Incentive Plan (as defined in the Agreement) (for clarity, NETGEAR has agreed to accelerate the vesting of 2,897 shares under the terms of this Supplemental Release); and
•NETGEAR RSUs with respect to 15,000 shares of NETGEAR Common Stock under outstanding NETGEAR Award Agreements and the NETGEAR Equity Incentive Plan (for clarity, NETGEAR has agreed to accelerate the vesting of 15,000 NETGEAR RSUs under the terms of this Supplemental Release), which shall be settled within thirty (30) days following the Separation Date.
        3. Supplemental Release. The undersigned Parties expressly acknowledge and agree that the terms of the Agreement shall apply equally to this Supplemental Release and are incorporated herein. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and/or NETGEAR and their current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Supplemental Release.
4. California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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Employee, being aware of said Code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.
5. ADEA Waiver. Employee further expressly understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee executes this Supplemental Release. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Supplemental Release; (b) Employee has twenty-one (21) days within which to consider this Supplemental Release, by which time the Company must receive an executed copy; (c) Employee has seven (7) days following Employee’s execution of this Supplemental Release to revoke this Supplemental Release, and agrees that any such revocation must be in a writing by email or Federal Express received by Matthew McRae by midnight on the seventh (7th) day following Employee’s execution of this Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Supplemental Release and returns it to the Company in less than the twenty-one (21)-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release. Employee understands and agrees that Employee executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Releasees.
6. Voluntary Execution of Supplemental Release. Employee understands and agrees that Employee executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that: (a) Employee has read this Supplemental Release; (b) Employee has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of Employee’s own choice or has elected not to retain legal counsel; (c) Employee understands the terms and consequences of this Supplemental Release and of the releases it contains; and (d) Employee is fully aware of the legal and binding effect of this Supplemental Release.

IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.

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CHRISTINE GORJANC

Dated:	By:
Christine Gorjanc, an individual

ARLO TECHNOLOGIES, INC.

Dated:	By:
Matthew McRae
Chief Executive Officer

NETGEAR, INC.

Dated:	By:
Andrew Kim
SVP Corporate Development & General Counsel

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